                                    EXHIBIT A

                     Transactions in Shares of Common Stock
                               Within Past 60 Days



Transactions by Account No. 1


   -------------------------------------------------------------------------------------------------
          Trade Type               Trade Date               Quantity               Price ($)
          ----------               ----------               --------               ---------
   -------------------------------------------------------------------------------------------------
             Buy                 June 29, 2001            9,558*                 $68 per share
   -------------------------------------------------------------------------------------------------



Transactions by Account No. 2


   -------------------------------------------------------------------------------------------------
          Trade Type               Trade Date               Quantity               Price ($)
          ----------               ----------               --------               ---------
   -------------------------------------------------------------------------------------------------
             Buy                 June 29, 2001            19,852*                $68 per share
   -------------------------------------------------------------------------------------------------



* The shares purchased on June 29, 2001 were Series B Preferred Stock of Issuer, of which each share of Series B Preferred Stock is convertible into ten shares of Common Stock of Issuer at any time at the option of the holder of the shares of Series B Preferred Stock.




                                       8